EXHIBIT 10.7

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Agreement"), is made as of the __ day of May, 1996 (the "Grant Date") between Robert G. Warren (the "Optionee") and NEFF Corp. (the "Company"), a Delaware corporation.

         In consideration of the premises, obligations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS.

                  As used herein, the following terms have the following respective meanings. Capitalized terms not defined in this Section 1 shall have the meanings assigned to them in the body of this Agreement.

                  1.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

                  1.2 "Affiliate" shall mean, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

                  1.3 "Board" means the Board of Directors of the Company.

                  1.4 "Cause" means:

                           (a) the commission of an act of fraud or intentional
misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company;

                           (b) dishonesty or willful misconduct in the
performance of duties;

                           (c) involvement in a transaction in connection with
the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit; or

                           (d) willful violation of any law, rule or regulation
in connection with the performance of duties (other than traffic violations or similar offenses).

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                  1.5 A "Change in Control" shall mean the occurrence during the term of the Option of:

                           (a) An acquisition of any voting securities of the
Company, (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                           (b) The individuals who, as of the date hereof are
members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (c) The consummation of:

                                    (i) A merger, consolidation or
reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                             (A) the stockholders of the
Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the

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"Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                             (B) the individuals who were
members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                             (C) no Person other than (i) the
Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities), has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                                    (ii) A complete liquidation or dissolution
of the Company; or

                                    (iii) An agreement for the sale or other
disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (x) because the Company engages in an initial public offering of its Common Stock, and following such offering less than fifty percent (50%) of the issued and outstanding stock of the Company is Beneficially Owned in the aggregate by Jorge Mas, Jr., Juan Carlos Mas, Jose Ramon Mas, General Electric Capital Corporation and Kevin Fitzgerald, or (y) because General Electric Capital Corporation acquires beneficial ownership of 50% of the then outstanding stock of the Company, or (z) because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                           (d) For the purpose of this definition, the "Company"
shall mean any of Neff Corporation, Neff Machinery or Neff Rental; and the "Common Stock" shall mean the Common Stock of any of Neff Corporation, Neff Machinery or Neff Rental.

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                  1.6 "Claim" shall mean any action, assessment, cause of
action, charge, claim, counterclaim, defense, demand, expense, fine, interest, inquiry, investigation, judgment, legal action, litigation, liability (joint or several), obligation, payment, penalty, proceeding or suit (including any punitive damages, any reasonable fees and expenses of attorneys, accountants, other professional advisors and expert witnesses, and any costs of investigation and preparation) of any kind or nature whatsoever.

                  1.7 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.8 "EBITDA" for a fiscal year shall mean earnings before interest, taxes, depreciation and amortization for such year, determined in accordance with generally accepted accounting principles and the accounting policies of the Company applied in accordance with past practice, on the basis of information set forth in the Company's audited income statement and cash flow statement for such fiscal year.

                  1.9 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

                  1.10 "Neff Machinery" shall mean Neff Machinery, Inc., a wholly-owned subsidiary of the Company.

                  1.11 "Neff Rental" shall mean Neff Rental, Inc., a wholly-owned subsidiary of the Company.

                  1.12 "Person" shall mean an association, business trust, corporation, estate, general partnership, governmental entity (or any agency, department or political subdivision of a governmental entity), individual, joint stock company, joint venture, limited liability company, limited partnership, professional association professional corporation, trust or any other organization or entity.

                  1.13 "Securities Act" means the Securities Act of 1933, as amended.

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         2. GRANT OF OPTION.

                  2.1 The Company hereby grants to the Optionee the right and option to purchase all or any part of 1,000 shares of Common Stock, subject to, and in accordance with, the terms and conditions set forth herein (the "Option").

                  2.2 The number and class of shares and the applicable purchase price subject to the Option may be adjusted as provided in Section 11.

                  2.3 The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         3. PURCHASE PRICE.

                  The purchase price per share at which the Optionee shall be entitled to purchase shares of Common Stock upon exercise of the Option shall be expressed as a fraction, the numerator of which is: 5 x EBITDA for the Company's fiscal year ended December 31, 1995, [5 x $18,446,621] minus long term debt [$49,536,813] and current debt (which shall not include accounts payable and accrued expenses) [$11,247,893] plus cash and cash equivalents [$5,329,303]. Thus, the numerator is $36,777,702. The denominator of the fraction is the number of shares of Common Stock outstanding, subject to adjustments as provided in Section 11.

         4. DURATION OF OPTIONS.

                  The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Grant Date; provided however, that the Option may be terminated earlier as provided in Section 7.

         5. EXERCISABILITY OF OPTIONS.

                  The Option shall be fully vested (100%) and exercisable as of the Grant Date.

         6. MANNER OF EXERCISABILITY AND PAYMENT.

                  6.1 Subject to the terms and conditions of this Agreement, the Option may be exercised in whole at any time, or in part, from time to time, by delivery of written notice to the Company, at its principal executive office. Such notice shall state the number of shares in respect of which the Option is being exercised and shall be signed by the Optionee. If requested by the Company, the Optionee shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of the Optionee to exercise the Option.

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                  6.2 The notice of exercise described in Section 6.1 hereof shall be accompanied by the full purchase price for the shares in respect of which the Option is being exercised, in cash, by check, or by transferring shares of Common Stock to the Company having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such shares of Common Stock are substituted or (ii) subject to the consent of the Company, instructions from the Optionee to the Company directing the Company to deliver a specified number of shares of Common Stock directly to a designated broker or dealer pursuant to a cashless exercise election which is made in accordance with such requirements and procedures as are acceptable to the Company in its sole discretion and full payment of all applicable Withholding Taxes (as defined in Section 13) pursuant to Section 13 hereof.

                  6.3 Upon receipt of notice of exercise and full payment for the shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary to effect the transfer to the Optionee of the number of shares as to which such exercise was effective.

                  6.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such shares.

         7. TERMINATION OF EMPLOYMENT.

                  7.1 In the event the Optionee's employment is terminated without Cause or for any reason other than Cause, the Optionee may exercise the Option or portion thereof, at any time before the earlier of the expiration of the Option or the first anniversary of the termination of his employment, after which time the Option shall terminate in full.

                  7.2 In the event the Optionee's employment is terminated for Cause, the Optionee may exercise the Option or portion thereof, at any time before the expiration of ninety (90) days from the date of the termination of his employment, after which time the Option shall terminate in full.

                  7.3 In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in this Agreement, by the legatee or legatees under the Optionee's will, or by the Optionee's personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

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         8. EFFECT OF CHANGE IN CONTROL.

                  8.1 Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, the Option or any portion of the Option to the extent not yet exercised and the Optionee shall be entitled to receive immediately a cash payment in an amount equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of the surrender, of the shares subject to the Option or portion of the Option surrendered or (y) the Adjusted Fair Market Value of the shares subject to the Option or the portion of the Option surrendered, over (B) the aggregate purchase price for such shares under the Option; PROVIDED, HOWEVER, that if the Option was granted within six
(6) months prior to the Change in Control and the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the Optionee shall be entitled to surrender for cancellation the Option or any portion of the Option during the sixty (60) day period following the expiration of six (6) months from the date of grant of the Option and to receive the amount described above with respect to such surrender for cancellation.

         9. NONTRANSFERABILITY.

                  The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

         10. NO RIGHT TO CONTINUED EMPLOYMENT.

                  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee's employment at any time.

         11. ADJUSTMENTS.

                  In the event of any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the Common Stock or exchange of Common Stock for a different number or kind of securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise, the Company shall make appropriate adjustments to the number and class of shares subject to the Option and the purchase price for such shares.

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         12. EFFECT OF A MERGER, CONSOLIDATION OR LIQUIDATION.

                  Subject to Section 8 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Options shall continue in effect in accordance with their terms and the Optionee shall be entitled to receive in respect of all shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares was entitled to receive in the Transaction.

         13. WITHHOLDING OF TAXES.

                  The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Option. If the Optionee is entitled to receive shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such shares. In satisfaction of the Withholding Taxes, the Optionee may, with respect to the Option, make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that, with respect to an Option for which the Optionee is subject to liability under Section 16(b) of the Exchange Act either: (i) (A) the Tax Election is made at least six (6) months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of the Option if exercised prior to the expiration of six (6) months following a revocation of the Tax Election or (ii) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option is granted, (B) the Option is exercised during the ten-day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period.

         14. LOANS TO THE OPTIONEE

                  14.1 If the Optionee is required to pay federal income tax on any income realized by the Optionee as a result of the exercise, in whole or in part, of the Option, the Company shall loan the Optionee an amount of money equal to the amount of federal income tax owed by the Optionee as a result of such exercise (an "Exercise Loan"); PROVIDED HOWEVER, that such loan shall be made only if permitted under, and will not result in a violation of, any then applicable credit agreement of the Company.

                  14.2 Interest shall accrue on the outstanding principal balance of each Exercise Loan and shall be payable with respect to each Exercise Loan annually on

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December 31 of each year. The interest on an Exercise Loan shall equal the applicable federal interest rate as set forth in Section 1274(d) of the Code at the time such Exercise Loan is made to the Optionee.

                  14.3 In the event of the sale by the Optionee of any percentage of the total number of shares of Common Stock held by the Optionee, within ten business days of such sale, the Optionee shall repay the same percentage of all outstanding Exercise Loans; thus, if the Optionee were to sell 50% of the Common Stock held by the Optionee, he would be required to repay 50% of all outstanding Exercise Loans.

         15. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Optionee that:

                  15.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

                  15.2 The Company has the requisite power and authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by the board of directors of the Company and no other corporate approval or authorization or other action on the part of the Company is necessary in order to permit the Company to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  15.3 Shares of the Common Stock, when issued, delivered and paid for pursuant to this Agreement will be validly issued, fully paid and non-assessable.

         16. REPRESENTATIONS AND WARRANTIES OF THE OPTIONEE.

                  The Optionee hereby represents and warrants to the Company that the Optionee is acquiring the Common Stock to be acquired by him pursuant to the Option for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention to distribute or sell the Common Stock.

         17. RIGHT OF FIRST REFUSAL.

                  The shares of Common Stock issued upon exercise of the Option shall not be sold, assigned, transferred, pledged or otherwise disposed of except in accordance with each of the following requirements:

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                  17.1 Prior to the initial public offering of the Common Stock of the Company, the shares of Common Stock issued upon exercise of the Option may be sold, assigned, transferred, pledged or otherwise disposed of only (a) in the event of the death of the Optionee, by will or the laws of descent or distribution, to the Optionee's legatee or legatees or to the Optionee's personal representatives or distributees, or (b) if the Optionee (or legatee, personal representative or distributee) obtains the prior written consent of the Company, which consent may be withheld for any reason.

                  17.2 The Optionee (or legatee, personal representative or distributee) may sell, assign, transfer, pledge or otherwise dispose of any of the Common Stock acquired pursuant to the Option only if such shares are registered under the Securities Act, and any applicable state securities law, or an exemption from such registration is available, and only if the Company shall have received a written opinion from counsel acceptable to the Company that the disposition is in compliance with the requirements of the Securities Act and applicable state securities law.

                  17.3 Each certificate representing Common Stock initially issued upon exercise of the Option, unless at the time of the exercise the Company has completed an initial public offering of its Common Stock and such shares are registered under the Securities Act, shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IN A MANNER EXEMPT FROM REGISTRATION UNDER SUCH ACT. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SET FORTH IN SECTION 17 OF AN OPTION AGREEMENT DATED --------, 1996 BETWEEN THE COMPANY AND ROBERT G. WARREN. NO TRANSFER OF THESE SECURITIES SHALL BE EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

Certificates issued upon the transfer of any such shares of Common Stock shall also bear this legend, unless the Company shall have waived the requirement of such legend.

         18. NOTICES.

                  All notices or other communications which may be or are required to be given, served or sent by a party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or facsimile transmission, addressed as follows:

         If to the Company:                          Attn: Kevin P. Fitzgerald
                                                     4343 NW 76th Ave.
                                                     Miami, Florida 33166

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         If to the Optionee:                         10661 Paris Street
                                                     Cooper City, Florida 33026

         19. MODIFICATION OF AGREEMENT.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         20. SEVERABILITY.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         21. GOVERNING LAW.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the conflicts of laws principles thereof.

         22. SUCCESSORS IN INTEREST.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

         23. HEADINGS.

                  Headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         24. COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                   NEFF CORPORATION

                                                   -----------------------------
                                                   By: Kevin P. Fitzgerald
                                                   Title: President

                                                   ROBERT G. WARREN

                                                   /S/ ROBERT G. WARREN, V.P.
                                                   -----------------------------

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